SADLER, GIBB & ASSOCIATES, L.L.C.
Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dragon Beverage, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated March 29, 2010, with respect to the financial statements of Dragon Beverage, Inc., in its registration statement on Form S-1 relating to the registration of 3,000,000 shares of common stock.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
March 31, 2010